Exhibit 10.2

GUARANTY

GUARANTY (as the same may be amended, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of April 20, 2007, by and among each of the Subsidiaries listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) on behalf of the Lenders under and as defined in the Loan Agreement (hereinafter defined).

RECITALS

I.                                         Reference is made to that certain Revolving Credit Agreement, dated as of April 20, 2007, by and among Super IntermediateCo LLC, a Maryland limited liability company (the “Borrower”), Bank of America, N.A., individually and as administrative agent, and the lenders party thereto (as the same may have been otherwise amended, restated, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”).

II.                                     The Administrative Agent and the Lenders have made it a condition precedent to the effectiveness of the Credit Agreement that each Subsidiary Guarantor execute and deliver this Guaranty.

III.                                 Each Subsidiary Guarantor expects to derive substantial benefit from the Credit Agreement and the transactions contemplated thereby and, in furtherance thereof, has agreed to execute and deliver this Guaranty.

Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Subsidiary Guarantors and the Administrative Agent hereby covenant and agree as follows:

1.                                       Defined Terms

(a)                                  Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

(b)                                 When used in this Guaranty, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

“Borrower Obligations” means all present and future obligations and liabilities, whether deemed principal, interest, additional interest, fees, expenses or otherwise of the Borrower to the Administrative Agent and the Lenders, including, without limitation, all obligations under (i) the Credit Agreement, (ii) the Notes (including, without limitation, the Revolving Credit Notes, the Swing Loan Note and the Competitive Advance Notes), (iii) the Letters of Credit, and (iv) all other Loan Documents.

“Guarantor Obligations” means, with respect to each Subsidiary Guarantor, all of the obligations and liabilities of such Subsidiary Guarantor hereunder, whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

2.                                       Guarantee

(a)                                  Subject to Section 2(b), each Subsidiary Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations.  The agreements of each Subsidiary Guarantor in this Guaranty constitute a guarantee of payment, and no Credit Party shall have any obligation to enforce any Loan Document or exercise any right or remedy with respect to any collateral security thereunder by any action, including making or perfecting any claim against any Person or any collateral security for any of the Borrower Obligations prior to being entitled to the benefits of this Guaranty.  The Administrative Agent may, at its option, proceed against the Subsidiary Guarantors, or any one or more of them, in the first instance, to enforce the Guarantor Obligations without first proceeding against the Borrower or any other Person, and without first resorting to any other rights or remedies, as the Administrative Agent may deem advisable.  In furtherance hereof, if any Credit Party is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Borrower Obligation in accordance with its terms, such Credit Party shall be entitled to receive hereunder from the Subsidiary Guarantors after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

(b)                                 Notwithstanding anything to the contrary contained herein, the maximum aggregate amount of the obligations of each Subsidiary Guarantor hereunder shall not, as of any date of determination, exceed the lesser of the greatest amount that is valid and enforceable against such Subsidiary Guarantor under principles of New York State contract law and the greatest amount that would not render such Subsidiary Guarantor’s liability hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liability (A) in respect of intercompany indebtedness to the Borrower or any Affiliate or Subsidiary of the Borrower, to the extent that such intercompany indebtedness would be discharged to the extent payment is made by such Subsidiary Guarantor hereunder, and (B) under any guarantee of (1) senior unsecured indebtedness or (2) indebtedness subordinated in right of payment to any Borrower Obligation, in either case which contains a limitation as to maximum liability similar to that set forth in this Section 2(b) and pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum liability) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to applicable law or any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates or Subsidiaries of the Borrower of obligations arising under guarantees by such parties.

(c)                                  Each Subsidiary Guarantor agrees that the Guarantor Obligations may at any time and from time to time exceed the maximum aggregate amount of the obligations of such Subsidiary Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of any Credit Party hereunder.

3.                                       Absolute Obligation

Except as provided by Section 8.2, 10.12 and 11.1 of the Credit Agreement, no Subsidiary Guarantor shall be released from liability hereunder unless and until the Commitments of the Lenders have terminated and either (i) the Borrower shall have paid in full the outstanding principal balance of the Loans, together with all accrued and unpaid interest thereon, and all other amounts then due and owing under the Loan Documents, or (ii) the Guarantor Obligations of such Subsidiary Guarantor shall have been paid in full in cash.  Each Subsidiary Guarantor acknowledges and agrees that (a) no Credit Party has made any representation or warranty to such Subsidiary Guarantor with respect to the Borrower, any of its Subsidiaries, any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, or any other matter whatsoever, and (b) such Subsidiary Guarantor shall be liable hereunder, and such liability shall not be affected or impaired, irrespective of (A) the validity or enforceability of any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, or the collectability of any of the Borrower Obligations, (B) the preference or priority ranking with respect to any of the Borrower Obligations, (C) the existence, validity, enforceability or perfection of any security interest or collateral security under any Loan Document, or the release, exchange, substitution or loss or impairment of any such security interest or collateral security, (D) any failure, delay, neglect or omission by any Credit Party to realize upon or protect any direct or indirect collateral security, indebtedness, liability or obligation, any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, or any of the Borrower Obligations, (E) the existence or exercise of any right of set-off by any Credit Party, (F) the existence, validity or enforceability of any other guarantee with respect to any of the Borrower Obligations, the liability of any other Person in respect of any of the Borrower Obligations, or the release of any such Person or any other guarantor of any of the Borrower Obligations, (G) any act or omission of any Credit Party in connection with the administration of any Loan Document or any of the Borrower Obligations, (H) the bankruptcy, insolvency, reorganization or receivership of, or any other proceeding for the relief of debtors commenced by or against, any Person, (I) the disaffirmance or rejection, or the purported disaffirmance or purported rejection, of any of the Borrower Obligations, any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, in any bankruptcy, insolvency, reorganization or receivership, or any other proceeding for the relief of debtor, relating to any Person, (J) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith or any of the Borrower Obligations, or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of the Borrower’s obligations and liabilities (including the Borrower Obligations), (K) the merger or consolidation of the Borrower into or with any Person, (L) the sale by the Borrower of all or any part of its assets, (M) the fact that at any time and from time to time none of the Borrower Obligations may be outstanding or owing to any Credit Party, (N) any amendment or modification of, or supplement to, any Loan Document, or (O) any other reason or circumstance which might otherwise constitute a defense available to or a discharge of the Borrower in respect of its obligations or liabilities (including the Borrower Obligations) or of such Subsidiary Guarantor in respect of any of the Guarantor Obligations (other than by the performance in full thereof).

4.                                       Representations and Warranties

(a)                                  Each of the Subsidiary Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

(b)                                 Each of the Subsidiary Guarantors represents and warrants as to itself that it has full legal power and authority to enter into, execute, deliver and perform the terms of this Guaranty, all of which have been duly authorized by all proper and necessary corporate or trust action.

(c)                                  Each of the Subsidiary Guarantors represents and warrants as to itself that this Guaranty constitutes the valid and legally binding obligations of such Subsidiary Guarantor, and is enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally; and that the execution, delivery and performance by such Subsidiary Guarantor of this Guaranty does not violate the provisions of any applicable statute, law, rule or regulation of any Governmental Authority.

(d)                                 Each of the Subsidiary Guarantors represents and warrants as to itself that no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person not obtained is required to be obtained by such Subsidiary Guarantor to authorize, or is required in connection with, the execution, delivery and performance of this Guaranty or is required to be obtained by such Subsidiary Guarantor as a condition to the validity or enforceability of this Guaranty.

5.                                       Notices

Except as otherwise specifically provided herein, all notices, requests, consents, demands, waivers and other communications hereunder shall be in writing (including facsimile) and shall be given in the manner set forth in Section 11.2 of the Credit Agreement (i) in the case of the Administrative Agent, to the address set forth in Section 11.2 of the Credit Agreement, (ii) in the case of a Subsidiary Guarantor, to the address set forth in Schedule I hereto, or (iii) in the case of each party hereto, to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties hereto.

6.                                       Expenses

Each Subsidiary Guarantor agrees that it shall, promptly after demand, pay to the Administrative Agent any and all reasonable out-of-pocket sums, costs and expenses, which any Credit Party may pay or incur defending, protecting or enforcing this Guaranty (whether suit is instituted or not), reasonable attorneys’ fees and disbursements.  All sums, costs and expenses which are due and payable pursuant to this Section shall bear interest, payable on demand, at the highest rate then payable on the Borrower Obligations.

7.                                       Repayment in Bankruptcy, etc.

If, at any time or times subsequent to the payment of all or any part of the Borrower Obligations or the Guarantor Obligations, any Credit Party shall be required to repay any amounts previously paid by or on behalf of the Borrower or any Subsidiary Guarantor in reduction thereof by virtue of an order of any court having jurisdiction in the premises, including as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, this Guaranty shall be reinstated with respect to such amounts and the Subsidiary Guarantors unconditionally agree to pay to the Administrative Agent, within 10 days after demand, a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such repayment by such Credit Party to the date of payment to the Administrative Agent at the applicable after-maturity rate set forth in the Credit Agreement.

8.                                       Miscellaneous

(a)                                  Except as otherwise expressly provided in this Guaranty, each Subsidiary Guarantor hereby waives presentment, demand for payment, notice of default, nonperformance and dishonor, protest and notice of protest of or in respect of this Guaranty, the other Loan Documents and the Borrower Obligations, notice of acceptance of this Guaranty and reliance hereupon by any Credit Party, and the incurrence of any of the Borrower Obligations, notice of any sale of collateral security or any default of any sort.

(b)                                 No Subsidiary Guarantor is relying upon any Credit Party to provide to such Subsidiary Guarantor any information concerning the Borrower or any of its Subsidiaries, and each Subsidiary Guarantor has made arrangements satisfactory to such Subsidiary Guarantor to obtain from the Borrower on a continuing basis such information concerning the Borrower and its Subsidiaries as such Subsidiary Guarantor may desire.

(c)                                  Each Subsidiary Guarantor agrees that any statement of account with respect to the Borrower Obligations from any Credit Party to the Borrower which binds the Borrower shall also be binding upon such Subsidiary Guarantor, and that copies of said statements of account maintained in the regular course of or such Credit Party’s business may be used in evidence against such Subsidiary Guarantor in order to establish its Guarantor Obligations.

(d)                                 Each Subsidiary Guarantor acknowledges that it has received a copy of the Loan Documents and has approved of the same.  In addition, each Subsidiary Guarantor acknowledges having read each Loan Document and having had the advice of counsel in connection with all matters concerning its execution and delivery of this Guaranty.

(e)                                  This Guaranty shall be binding upon each Subsidiary Guarantor and its successors and inure to the benefit of, and be enforceable by the Administrative Agent, Lenders and their respective successors, transferees and assigns.  No Subsidiary Guarantor may assign any right, or delegate any duty, it may have under this Guaranty.

(f)                                    Subject to the limitations set forth in Section 2(b), the Guarantor Obligations shall be joint and several.

(g)                                 This Guaranty is the “Guaranty” referred to in the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof.  Each of the parties hereto acknowledges and agrees that the following provisions of the Credit Agreement are made applicable to this Guaranty and all such provisions are incorporated by reference herein as if fully set forth herein, including Sections 1 (Definitions), 2.11 (Taxes; Net Payments), 9.1 (Events of Default), 11.1 (Amendments and Waivers), 11.3 (No Waiver; Cumulative Remedies), 11.5 (Payment of Expenses and Taxes), 11.7 (Successors and Assigns), 11.9 (Counterparts), 11.12 (Indemnity), 11.13 (Governing Law), 11.14, (Headings Descriptive), 11.15 (Severability), 11.16 (Integration), 11.17 (Consent to Jurisdiction), 11.18 (Service of Process), 11.19 (No Limitation on Service or Suit) and 11.20 (WAIVER OF TRIAL BY JURY) thereof.

(h)                                 Each Subsidiary Guarantor agrees that (i) the execution and delivery of a Guaranty by any Required Additional Guarantor after the date hereof shall not affect the obligations of the Subsidiary Guarantors hereunder, and (ii) the Subsidiary Guarantors and each such Required Additional Guarantor shall, subject to Section 2(b), be jointly and severally liable for all of the Borrower Obligations.

(i)                                     If, notwithstanding the provisions of Section 8(g) above, this Guaranty is deemed to be governed by California law, then the following shall apply but shall not in any way limit the generality of any other provisions contained in this Guaranty.

The Subsidiary Guarantors hereby waive (a) any defense of the Subsidiary Guarantors based upon a Credit Party’s election of any remedy against the Subsidiary Guarantors or Borrower or both; (b) any defense based upon a Credit Party’s failure to disclose to the Subsidiary Guarantors any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Loan Documents; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (d) any defense based upon a Credit Party’s election, in any proceeding instituted under Title 11, U.S.C.A., as amended from time to time or any successor thereto (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (e) any right of subrogation, any right to enforce any remedy which a Credit Party may have against Borrower and any right to participate in, or benefit from, any security for any of the Loan Documents now or hereafter held by the Credit Parties; and (f) benefit of any statute of limitations affecting the liability of the Subsidiary Guarantors hereunder or the enforcement hereof.  Without limiting the generality of the foregoing or any other provision hereof, the Subsidiary Guarantors expressly waive any and all benefits which might otherwise be available to the Subsidiary Guarantors under Sections 2787 to 2855, inclusive, of the California Civil Code, including without limitation, Sections 2809, 2810, 2819, 2839, 2845, 2849 and 2850, and all benefits which might otherwise be available to the Subsidiary Guarantors under Sections 2899 and 3433 of the California Civil Code and the California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections.  Furthermore, without limitation of any waiver otherwise set forth herein, the Subsidiary Guarantors waive all rights and defenses arising out of an election of remedies by the Credit Parties even though that election of remedies, such as a nonjudicial foreclosure with respect to the security for a guaranteed obligation, has destroyed the Subsidiary Guarantors’ rights of subrogation and reimbursement against the principal by operation of Section 580d of the California Code of Civil Procedure or otherwise.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Guaranty to be duly executed on its behalf.

SUBSIDIARY GUARANTORS:	NEW PLAN REALTY TRUST, LLC a Delaware limited liability company

	By:		/s/ Basil S. Donnelly
	Name:		Basil S. Donnelly
	Title:	Vice President

EXCEL REALTY TRUST - ST, LLC, a Delaware Limited Liability Company

	By:		/s/ Basil S. Donnelly
	Name:	Basil S. Donnelly
	Title:	Vice President

NEW PLAN FLORIDA HOLDINGS, LLC, a Delaware Limited Liability Company

	By:		/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	EVP, General Counsel and Secretary

CA NEW PLAN ASSET PARTNERSHIP IV, L.P., a Delaware limited partnership

	By:	CA New Plan Asset, Inc., a Delaware corporation, its sole general partner

		By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	EVP, General Counsel and Secretary

EXCEL REALTY TRUST-NC, a North Carolina general partnership

	By:	NC Properties #1 Inc., a Delaware corporation, its managing partner

		By:	/s/ Steven F. Siegel
		Name:	Steven F. Siegel
		Title:	EVP, General Counsel and Secretary

[Signature page to follow.]

NP OF TENNESSEE, L.P., a Delaware limited partnership

By:	New Plan of Tennessee, Inc., a Delaware corporation, its sole general partner

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	EVP, General Counsel and Secretary

POINTE ORLANDO DEVELOPMENT COMPANY, a California general partnership

By:	ERT Development Corporation, a Delaware corporation, general partner

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	EVP, General Counsel and Secretary

By:	ERT Pointe Orlando, Inc., a New York Corporation, a New York corporation, general partner

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	EVP, General Counsel and Secretary

CA NEW PLAN TEXAS ASSETS, L.P., a Delaware limited partnership

By:	CA New Plan Floating Rate SPE, Inc., a Delaware corporation, its sole general partner

	By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	EVP, General Counsel and Secretary

HK NEW PLAN EXCHANGE PROPERTY OWNER I, LLC, a Delaware limited liability company

By:		/s/ Steven F. Siegel
Name:	Steven F. Siegel
Title:	EVP, General Counsel and Secretary

HK NEW PLAN EXCHANGE PROPERTY OWNER II, L.P., a Delaware limited partnership

By:	HK New Plan Lower Tier OH, LLC, a Delaware limited liability company, its general partner

By:	/s/ Steven F. Siegel
Name: Steven F. Siegel
Title: EVP, General Counsel and Secretary

NEW PLAN OF ILLINOIS, LLC, a Delaware limited liability company

By:	/s/ Steven F. Siegel
Name:	Steven F. Siegel
Title:	EVP, General Counsel and Secretary

NEW PLAN PROPERTY HOLDING COMPANY, a Maryland real estate investment trust

By:	/s/ Steven F. Siegel
Name:	Steven F. Siegel
Title:	EVP, General Counsel and Secretary

NEW PLAN OF MICHIGAN, LLC, a Delaware limited liability company

By:	/s/ Steven F. Siegel
Name:	Steven F. Siegel
Title:	EVP, General Counsel and Secretary

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Mark A. Mokelke
Name:	Mark A. Mokelke
Title:	Vice President

SCHEDULE I
TO GUARANTY

SUBSIDIARY GUARANTORS

UNDER GUARANTY DATED AS OF APRIL 20, 2007

Name	Jurisdiction of Incorporation or Formation	Address for Notices

New Plan Realty Trust, LLC	Delaware	c/o Super IntermediateCo LLC

Excel Realty Trust-ST, LLC	Delaware	c/o Super IntermediateCo LLC

New Plan Florida Holdings, LLC	Delaware	c/o Super IntermediateCo LLC

CA New Plan Asset Partnership IV, L.P.	Delaware	c/o Super IntermediateCo LLC

Excel Realty Trust – NC	North Carolina	c/o Super IntermediateCo LLC

NP of Tennessee, L.P.	Delaware	c/o Super IntermediateCo LLC

Pointe Orlando Development Company	California	c/o Super IntermediateCo LLC

CA New Plan Texas Assets, L.P.	Delaware	c/o Super IntermediateCo LLC

HK New Plan Exchange Property Owner I, LLC	Delaware	c/o Super IntermediateCo LLC

HK New Plan Exchange Property Owner II, LP	Delaware	c/o Super IntermediateCo LLC

New Plan of Illinois, LLC	Delaware	c/o Super IntermediateCo LLC

Name	Jurisdiction of Incorporation or Formation	Address for Notices

New Plan Property Holding Company	Maryland	c/o Super IntermediateCo LLC

New Plan of Michigan, LLC	Delaware	c/o Super IntermediateCo LLC